Exhibit 99.1

Contact: Investor Relations
804.289.9709	FOR IMMEDIATE RELEASE
Brink's Reports Improved Third-Quarter Results
Strong Organic Growth in U.S., Mexico and South America Significantly Exceeds Currency Impact
Management Updates 2018 Guidance, Provides Preliminary Guidance for 2019

RICHMOND, Va., October 24, 2018 – The Brink’s Company (NYSE:BCO), the global leader in total cash management, route-based secure logistics and payment solutions, today announced results for the third quarter of 2018.

(In millions, except for per share amounts)	Third-Quarter 2018
	GAAP	Change	Non-GAAP	Change	Constant Currency Change(b)
Revenue	$852	0%	$852	3%	13%
Operating Profit	$67	1%	$95	25%	55%
Operating Margin	7.9%	10 bps	11.2%	200 bps	12.7%
Net Income / Adjusted EBITDA(a)	$17	(13%)	$136	21%	44%
EPS	$0.34	(11%)	$0.91	8%	42%

(a)	The non-GAAP financial metric, adjusted EBITDA, is presented with its corresponding GAAP metric, net income attributable to Brink's.

(b)	Constant currency represents 2018 results at 2017 exchange rates.
Highlights include:

•	Segment revenue: $106 million of organic and acquisition-related growth (13% constant currency growth) more than offset negative currency translation of $82 million; reported revenue growth of 3%

•	Total operating profit:

▪	GAAP: Organic and acquisition-related profit growth of $25 million (38% constant currency growth) more than offset negative currency translation of $24 million; reported profit growth of 1%

▪	Non-GAAP: Organic and acquisition-related profit growth of $42 million (55% constant currency growth) more than offset negative currency translation of $24 million; reported profit growth of 25%

•	North America revenue up 21%, operating profit up 99%

•	Profits in U.S. operations (excluding Dunbar) more than tripled; margin 6%+

•	Dunbar (acquired August 13) added $51 million of revenue

•	Mexico revenue up 8% (15% organic); 16% margin

•	South America organic and acquisition-related profit growth of $20 million (42% constant currency growth) offset by negative currency translation of $22 million; margin up 220 bps to 21.5%.

•	Rest of World revenue and profit declined slightly on continued pricing weakness and the sale of the airport guarding business in France; margin 12.1% vs 12.6%; improvement expected in 2019

Doug Pertz, president and chief executive officer, said: “The improvement in our third-quarter non-GAAP earnings was driven primarily by accelerating profit growth in our U.S. business, continued profit momentum in Mexico and acquisition-related growth. Reported non-GAAP operating profit rose 25%, reflecting strong organic and acquisition-

related profit growth that more than offset a negative currency impact of $24 million. On a constant currency basis, non-GAAP operating profit rose 55%.
“We are particularly pleased with the accelerated profit growth in our core U.S. operations which, excluding the Dunbar acquisition, achieved a third-quarter margin rate of about 6%. When we layer in the synergies we expect from Dunbar, we believe our U.S. business has reached a very positive inflection point in terms of its profit trajectory going forward. Our goal in 2019 is to generate total U.S. revenue of approximately $1.25 billion and exit the year at a 10% margin rate. When we achieve full synergies related to the Dunbar acquisition, we expect our ‘close the gap’ strategy to generate a U.S. margin rate approaching 13%.
“We’re equally excited about our revenue and profit momentum in Mexico, which continues to be driven by growing sales to retail customers, improved productivity and lower labor costs. As we approach 2019, we expect accelerated organic and inorganic growth led by the U.S., Mexico and South America, where inflation-based price increases should begin to mitigate the impact of currency devaluations as we move through the year.”

Impact of Currency Translation
The improved third-quarter results were achieved despite declines in the Argentine peso and the Brazilian real of 45% and 20%, respectively, versus last year’s third quarter. The devaluation of the Argentine peso has had the largest impact on the company’s non-GAAP operating profit, representing approximately 90% of the $43 million of negative currency impact incurred in the first nine months of 2018. The impact of currency devaluation is primarily translational, not transactional, as virtually all revenue and expenses are in local currency.
Pertz said: “As in the past, we expect regular inflation-driven price increases to fully offset the negative impact of Argentine peso devaluation over time. Even without a full offset of this year’s currency devaluation, we expect our organic and acquisition-related growth to drive full-year non-GAAP operating profit growth of about 25%.”

2018 Non-GAAP Guidance
The company’s original non-GAAP 2018 guidance, which was provided on February 7 and based primarily on currency rates at the end of 2017, included revenue growth of 8% to $3.5 billion, operating profit growth of 30% to a range of $365 million to $385 million, adjusted EBITDA between $515 million and $535 million, and earnings between $3.65 and $3.85 per share.
Management has updated full-year 2018 non-GAAP guidance to include revenue growth of 8% to $3.5 billion, operating profit growth of 24% to a range between $340 million and $360 million, adjusted EBITDA growth of 20% to a range between $500 million and $520 million, and earnings growth of 9% to a range between $3.20 and $3.40 per share. This update uses October 23 exchange rates for all currencies for the remainder of the year (except the Argentine peso for which the company is using a rate of 40 pesos per U.S. dollar).
The updated guidance on a constant currency basis (using 2017 actual rates) reflects revenue growth of 14% to $3.6 billion, operating profit growth of 51% to a range between $414 million and $434 million, adjusted EBITDA growth of 38% to a range between $576 million and $596 million, and earnings growth of 39% to a range between $4.10 and $4.30 per share.

2019 Preliminary Non-GAAP Guidance
Brink’s also provided preliminary non-GAAP guidance for 2019, which includes revenue growth of 10% to $3.8 billion, operating profit growth of 26% to a range between $430 million and $450 million, adjusted EBITDA growth of 22% to a range between $610 million and $630 million, and earnings growth of 29% to a range between $4.15 and $4.35 per share. This 2019 guidance assumes currency rates as of October 23, 2018 for all currencies (except the Argentine peso, for which the company is using an estimated 2019 rate of 45 pesos to the U.S. dollar). This preliminary guidance will be updated to reflect management’s business outlook and year-end currency rates when full-year 2018 results are reported in February 2019.

Brink’s Services Canadian Cannabis Industry
On October 17, 2018, cannabis became legal for recreational use in Canada, providing an opportunity for Brink’s to begin to service the unique needs of the cannabis industry.  Brink’s has entered into agreements with cannabis suppliers in Canada to offer secure logistics and cash management services in domestic and international markets.
Pertz said:  “The cash-intensive and rapidly growing cannabis industry requires security solutions for its products as well as its cash. Brink’s is uniquely positioned to provide these solutions by leveraging our global network of secure logistics operations through our Brink’s Global Services business.”
In the U.S., laws regarding the medical and recreational use of cannabis vary between states, and laws in many states conflict with federal law.  Brink’s is in discussions with U.S.-based financial institutions that serve customers in states that have legalized cannabis, and is providing cash-based services to financial institutions in some of these markets.  Brink’s will closely monitor compliance with all laws, regulations and guidance.

Share Repurchase
During the third quarter, Brink’s repurchased 336,829 shares of its common stock for approximately $25 million, or an average price of $74.37 per share. The company now has approximately $175 million available for additional repurchases under its $200 million share repurchase authorization, which expires at the end of 2019.

Conference Call
Brink’s will host a conference call on October 24 at 8:30 a.m. ET to review third-quarter results.  Interested parties can listen by calling 888-349-0094 (in the U.S.) or 412-902-0124 (international). Participants can pre-register at http://dpregister.com/10124796 to receive a direct dial-in number for the call. The call also will be accessible live via webcast on the Brink’s website (www.brinks.com). To access the webcast and related earnings material, click here. A replay of the call will be available through November 24, 2018, at 877-344-7529 (in the U.S.) or 412-317-0088 (international). The conference number is 10124796. An archived version of the webcast will be available online in the Investor Relations section of www.brinks.com or by clicking here.

2018 Guidance (Unaudited)
(In millions except as noted)

	2017 GAAP	2017 Non-GAAP(a)	2018 GAAP Outlook(b)	Reconciling Items(a)	2018 Non-GAAP Outlook(a)
Revenues	$3,347	3,193	3,501	(51)	3,450
Operating profit	274	281	270 – 290	70	340 – 360
Nonoperating expense	(92)	(33)	(230) – (234)	~ 169	(61) – (65)
Provision for income taxes	(158)	(85)	(77) – (82)	~ (27)	(103) – (109)
Noncontrolling interests	(7)	(6)	(7)	(1)	(8)
Income from continuing operations attributable to Brink's	17	157	(44) – (33)	~ 212	168 – 178
EPS from continuing operations attributable to Brink's	$0.33	3.03	(0.86) – (0.65)	~ 4.06	3.20 – 3.40

Operating profit margin	8.2%	8.8%	7.7% – 8.3%	~ 2.2%	9.9% – 10.4%

Effective income tax rate	86.9%	34.2%	193% – 146%	~ (133%)	37.0%

Adjusted EBITDA		425			500 – 520

Changes from 2017	Revenue Change				Operating Profit Change		EPS Change
	2018 GAAP Outlook(b)	% Change vs. 2017	2018 Non-GAAP Outlook(a)	% Change vs. 2017	2018 GAAP Outlook(b)	2018 Non-GAAP Outlook(a)	2018 Non-GAAP Outlook(a)
Organic	2,170	65	234	7	684 – 704	108 – 128	0.77 – 0.97
Acquisitions / Dispositions(c)	213	6	213	7	(18)	25	0.30
Currency	(2,229)	(67)	(190)	(6)	(670)	(74)	(0.90)
Total	154	5	257	8	(4) – 16	59 – 79	0.17 – 0.37

Amounts may not add due to rounding

(a)
The 2017 Non-GAAP amounts are reconciled to the corresponding GAAP items on pages 11-14. The 2018 Non-GAAP outlook amounts exclude the year-to-date September 2018 Non-GAAP adjusting items applicable to each category. In addition, we have excluded certain other forecasted Non-GAAP adjusting items for the fourth quarter of the year, such as intangible asset amortization and U.S. retirement plan costs. We have not forecasted the impact of highly inflationary accounting on our Argentina operations in the fourth quarter of 2018 or other potential Non-GAAP adjusting items for which the timing and amounts are currently under review, such as future restructuring actions. The 2018 Non-GAAP outlook amounts for operating profit, nonoperating expense, provision for income taxes, income from continuing operations, EPS from continuing operations, effective income tax rate and Adjusted EBITDA cannot be reconciled to GAAP without unreasonable effort. We cannot reconcile these amounts to GAAP because we are unable to accurately forecast the impact of highly inflationary accounting on our Argentina operations in the fourth quarter of 2018 or other potential Non-GAAP adjusting items for which the timing and amounts are currently under review, such as future restructuring actions.

(b)
The 2018 GAAP outlook excludes any forecasted impact from highly inflationary accounting on our Argentina operations in the fourth quarter of 2018 as well as other potential Non-GAAP adjusting items for which the timing and amounts are currently under review, such as future restructuring actions.

(c)
Non-GAAP amounts include the impact of prior year comparable period results for acquired and disposed businesses. GAAP results also include the impact of acquisition-related intangible amortization, restructuring and other charges, and disposition related gains/losses.

The Brink’s Company and subsidiaries
(In millions, except for per share amounts) (Unaudited)

Third-Quarter 2018 vs. 2017

GAAP		Organic	Acquisitions /			% Change
	3Q'17	Change	Dispositions(a)	Currency(b)	3Q'18	Total	Organic
Revenues:
North America	$317	22	52	(8)	383	21	7
South America	247	35	3	(70)	216	(13)	14
Rest of World	265	3	(9)	(5)	254	(4)	1
Segment revenues(g)	$829	60	46	(82)	852	3	7

Other items not allocated to segments(d)	21	(21)	—	—	—	(100)	(100)
Revenues - GAAP	$850	39	46	(82)	852	—	5

Operating profit:
North America	$17	14	4	(1)	34	99	84
South America	48	19	2	(22)	46	(3)	39
Rest of World	33	(1)	(1)	(1)	31	(8)	(4)
Segment operating profit	98	32	4	(23)	111	13	32
Corporate(c)	(22)	6	—	—	(15)	(28)	(30)
Operating profit - non-GAAP	$76	38	4	(24)	95	25	50

Other items not allocated to segments(d)	(10)	(12)	(5)	(1)	(28)	unfav	unfav
Operating profit - GAAP	$66	26	(1)	(24)	67	1	39

GAAP interest expense	(8)				(17)	unfav

GAAP loss on deconsolidation of Venezuela operations	—				—	—

GAAP interest and other income (expense)	(21)				(8)	(62)

GAAP provision for income taxes	16				23	40

GAAP noncontrolling interests	1				1	17

GAAP income (loss) from continuing operations(f)	20				18	(12)

GAAP EPS(f)	$0.38				0.34	(11)

GAAP weighted-average diluted shares	51.9				52.0	—

Non-GAAP(e)		Organic	Acquisitions /			% Change
	3Q'17	Change	Dispositions(a)	Currency(b)	3Q'18	Total	Organic

Segment revenues - GAAP/non-GAAP	$829	60	46	(82)	852	3	7

Non-GAAP operating profit	76	38	4	(24)	95	25	50

Non-GAAP interest expense	(7)				(17)	unfav

Non-GAAP loss on deconsolidation of Venezuela operations	—				—	—

Non-GAAP interest and other income (expense)	(1)				—	(100)

Non-GAAP provision for income taxes	24				29	23

Non-GAAP noncontrolling interests	2				2	11

Non-GAAP income from continuing operations(f)	44				47	9

Non-GAAP EPS(f)	$0.84				0.91	8

Non-GAAP weighted-average diluted shares	51.9				52.0	—

Amounts may not add due to rounding.

(a)
Non-GAAP amounts include the impact of prior year comparable period results for acquired and disposed businesses. GAAP results also include the impact of acquisition-related intangible amortization, restructuring and other charges, and disposition related gains/losses.

(b)
The amounts in the “Currency” column consist of the effects of Venezuela devaluations and the sum of monthly currency changes. Monthly currency changes represent the accumulation throughout the year of the impact on current period results from changes in foreign currency rates from the prior year period.

(c)	Corporate expenses are not allocated to segment results. Corporate expenses include salaries and other costs to manage the global business and to perform activities required of public companies.

(d)	See pages 9-10 for more information.

(e)	Non-GAAP results are reconciled to applicable GAAP results on pages 11-14.

(f)	Attributable to Brink's.

(g)	Segment revenues equal our total reported non-GAAP revenues.

The Brink’s Company and subsidiaries
(In millions, except for per share amounts) (Unaudited)

Nine Months Ended September 30,

GAAP		Organic	Acquisitions /			% Change
	2017	Change	Dispositions(a)	Currency(b)	2018	Total	Organic
Revenues:
North America	$932	43	54	(2)	1,028	10	5
South America	654	111	70	(132)	704	8	17
Rest of World	742	10	9	38	799	8	1
Segment revenues(g)	$2,329	164	133	(96)	2,530	9	7

Other items not allocated to segments(d)	115	1,975	—	(2,039)	51	(55)	fav
Revenues - GAAP	$2,444	2,139	133	(2,135)	2,581	6	88

Operating profit:
North America	$44	33	4	(1)	80	83	76
South America	123	51	16	(42)	148	20	41
Rest of World	84	(6)	2	2	83	(2)	(7)
Segment operating profit	251	79	22	(41)	311	24	31
Corporate(c)	(61)	(5)	—	(3)	(68)	12	8
Operating profit - non-GAAP	$191	74	22	(43)	243	27	39

Other items not allocated to segments(d)	(5)	568	(16)	(597)	(50)	unfav	fav
Operating profit - GAAP	$186	642	5	(640)	194	4	fav

GAAP interest expense	(19)				(48)	unfav

GAAP loss on deconsolidation of Venezuela operations	—				(127)	unfav

GAAP interest and other income (expense)	(44)				(29)	(33)

GAAP provision for income taxes	48				53	10

GAAP noncontrolling interests	6				5	(22)

GAAP income (loss) from continuing operations(f)	69				(68)	unfav

GAAP EPS(f)	$1.33				(1.34)	unfav

GAAP weighted-average diluted shares	51.6				51.0	(1)

Non-GAAP(e)		Organic	Acquisitions /			% Change
	2017	Change	Dispositions(a)	Currency(b)	2018	Total	Organic

Segment revenues - GAAP/non-GAAP	$2,329	164	133	(96)	2,530	9	7

Non-GAAP operating profit	191	74	22	(43)	243	27	39

Non-GAAP interest expense	(18)				(47)	unfav

Non-GAAP loss on deconsolidation of Venezuela operations	—				—	—

Non-GAAP interest and other income (expense)	(2)				4	fav

Non-GAAP provision for income taxes	58				74	27

Non-GAAP noncontrolling interests	5				6	23

Non-GAAP income from continuing operations(f)	108				120	11

Non-GAAP EPS(f)	$2.09				2.30	10

Non-GAAP weighted-average diluted shares	51.6				52.1	1

Amounts may not add due to rounding.

See page 5 for footnote explanations.

The Brink’s Company and subsidiaries
(In millions) (Unaudited)

Selected Items - Condensed Consolidated Balance Sheets

	December 31, 2017	September 30, 2018
Assets
Cash and cash equivalents	$614.3	314.2
Restricted cash	112.6	92.7
Accounts receivable, net	642.3	630.7
Property and equipment, net	640.9	694.2
Goodwill and intangibles	559.4	906.1
Deferred income taxes	226.2	231.0
Other	263.9	316.4

Total assets	$3,059.6	3,185.3

Liabilities and Equity

Accounts payable	174.6	147.8
Debt	1,236.7	1,519.1
Retirement benefits	571.6	542.3
Accrued liabilities	488.5	495.7
Other	250.0	235.6
Total liabilities	2,721.4	2,940.5

Equity	338.2	244.8

Total liabilities and equity	$3,059.6	3,185.3

Selected Items - Condensed Consolidated Statements of Cash Flows

	Nine Months Ended September 30,
	2017	2018
Net cash provided by operating activities	$137.0	148.6
Net cash used by investing activities	(276.4)	(623.3)
Net cash provided by financing activities	225.1	184.3

Effect of exchange rate changes on cash	2.8	(29.6)
Cash, cash equivalents and restricted cash:
Increase (decrease)	88.5	(320.0)
Balance at beginning of period	239.0	726.9
Balance at end of period	$327.5	406.9

Supplemental Cash Flow Information

Capital expenditures	$(117.4)	(104.0)
Acquisitions	(147.7)	(521.0)
Depreciation and amortization	106.4	119.5
Cash paid for income taxes, net	(64.9)	(72.8)

About The Brink’s Company
The Brink’s Company (NYSE:BCO) is the global leader in total cash management, route-based secure logistics and payment solutions including cash-in-transit, ATM services, cash management services (including vault outsourcing, money processing and intelligent safe services), and international transportation of valuables. Our customers include financial institutions, retailers, government agencies, mints, jewelers and other commercial operations. Our global network of operations in 41 countries serves customers in more than 100 countries. For more information, please visit our website at www.Brinks.com or call 804-289-9709.

Forward-Looking Statements
This release contains forward-looking information. Words such as "anticipate," "assume," "estimate," "expect," “target” "project," "predict," "intend," "plan," "believe," "potential," "may," "should" and similar expressions may identify forward-looking information. Forward-looking information in these materials includes, but is not limited to: 2018 GAAP and non-GAAP outlook, including revenue, organic growth, operating profit, operating profit margin, expected currency impact and impact of acquisitions, tax rate, and adjusted EBITDA; 2018 outlook for specific businesses; 2019 non-GAAP outlook, including revenue, operating profit, adjusted EBITDA and earnings per share; the impact of expected price increases; costs related to Reorganization and Restructuring activities; and expected synergies in connection with the Dunbar acquisition. Forward-looking information in this document is subject to known and unknown risks, uncertainties and contingencies, which are difficult to predict or quantify, and which could cause actual results, performance or achievements to differ materially from those that are anticipated.

These risks, uncertainties and contingencies, many of which are beyond our control, include, but are not limited to: our ability to improve profitability and execute further cost and operational improvement and efficiencies in our core businesses; our ability to improve service levels and quality in our core businesses; market volatility and commodity price fluctuations; seasonality, pricing and other competitive industry factors; investment in information technology (“IT”) and its impact on revenue and profit growth; our ability to maintain an effective IT infrastructure and safeguard confidential information; our ability to effectively develop and implement solutions for our customers; risks associated with operating in foreign countries, including changing political, labor and economic conditions, regulatory issues, currency restrictions and devaluations, restrictions on and cost of repatriating earnings and capital, impact on the Company’s financial results as a result of jurisdictions determined to be highly inflationary, and restrictive government actions, including nationalization; labor issues, including negotiations with organized labor and work stoppages; the strength of the U.S. dollar relative to foreign currencies and foreign currency exchange rates; our ability to identify, evaluate and complete acquisitions and other strategic transactions and to successfully integrate acquired companies; costs related to dispositions and market exits; our ability to obtain appropriate insurance coverage, positions taken by insurers relative to claims and the financial condition of insurers; safety and security performance and loss experience; employee and environmental liabilities in connection with former coal operations, including black lung claims; the impact of the Patient Protection and Affordable Care Act on legacy liabilities and ongoing operations; funding requirements, accounting treatment, and investment performance of our pension plans, the VEBA and other employee benefits; changes to estimated liabilities and assets in actuarial assumptions; the nature of hedging relationships and counterparty risk; access to the capital and credit markets; our ability to realize deferred tax assets; the outcome of pending and future claims, litigation, and administrative proceedings; public perception of our business, reputation and brand; changes in estimates and assumptions underlying critical accounting policies; the promulgation and adoption of new accounting standards, new government regulations and interpretation of existing standards and regulations.

This list of risks, uncertainties and contingencies is not intended to be exhaustive. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found under "Risk Factors" in Item 1A of our Annual Report on Form 10-K for the period ended December 31, 2017, and in our other public filings with the Securities and Exchange Commission. The forward-looking information included in this document is representative only as of the date of this document and The Brink's Company undertakes no obligation to update any information contained in this document.

The Brink’s Company and subsidiaries
Segment Results: 2017 and 2018 (Unaudited)
(In millions, except for percentages)

	Revenues
	2017					2018
	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	3Q	Nine Months
Revenues:
North America	$304.6	311.0	316.5	322.1	1,254.2	$320.1	324.0	383.4	1,027.5
South America	202.2	204.6	247.4	270.4	924.6	254.8	233.3	215.5	703.6
Rest of World	233.5	244.0	264.8	271.8	1,014.1	278.4	266.8	253.5	798.7
Segment revenues - GAAP and Non-GAAP	740.3	759.6	828.7	864.3	3,192.9	853.3	824.1	852.4	2,529.8

Other items not allocated to segments(a)
Venezuela operations	48.1	46.3	20.8	38.9	154.1	25.8	25.6	—	51.4
GAAP	$788.4	805.9	849.5	903.2	3,347.0	$879.1	849.7	852.4	2,581.2

	Operating Profit
	2017					2018
	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	3Q	Nine Months
Operating profit:
North America	$10.2	16.8	16.9	30.1	74.0	$20.6	26.1	33.6	80.3
South America	39.2	36.4	47.7	59.5	182.8	55.6	46.1	46.3	148.0
Rest of World	25.4	25.4	33.3	31.1	115.2	25.6	26.2	30.8	82.6
Corporate	(21.3)	(17.8)	(21.5)	(30.0)	(90.6)	(30.3)	(22.2)	(15.4)	(67.9)
Non-GAAP	53.5	60.8	76.4	90.7	281.4	71.5	76.2	95.3	243.0

Other items not allocated to segments(a)
Venezuela operations	21.1	(4.5)	2.5	1.3	20.4	3.5	(1.2)	—	2.3
Reorganization and Restructuring	(4.1)	(5.6)	(6.4)	(6.5)	(22.6)	(3.7)	(4.5)	(7.3)	(15.5)
Acquisitions and dispositions	0.4	(2.4)	(6.1)	2.8	(5.3)	(6.5)	(7.4)	(10.7)	(24.6)
Argentina highly inflationary impact	—	—	—	—	—	—	—	(8.3)	(8.3)
Reporting compliance	—	—	—	—	—	—	(1.4)	(2.0)	(3.4)
GAAP	$70.9	48.3	66.4	88.3	273.9	$64.8	61.7	67.0	193.5

	Margin
	2017					2018
	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	3Q	Nine Months
Margin:
North America	3.3%	5.4	5.3	9.3	5.9	6.4%	8.1	8.8	7.8
South America	19.4	17.8	19.3	22.0	19.8	21.8	19.8	21.5	21.0
Rest of World	10.9	10.4	12.6	11.4	11.4	9.2	9.8	12.1	10.3
Non-GAAP	7.2	8.0	9.2	10.5	8.8	8.4	9.2	11.2	9.6

Other items not allocated to segments(a)	1.8	(2.0)	(1.4)	(0.7)	(0.6)	(1.0)	(1.9)	(3.3)	(2.1)
GAAP	9.0%	6.0	7.8	9.8	8.2	7.4%	7.3	7.9	7.5

(a)	See explanation of items on page 10.

The Brink’s Company and subsidiaries
Other Items Not Allocated To Segments (Unaudited)
(In millions)

Brink’s measures its segment results before income and expenses for corporate activities and for certain other items. See below for a summary of the other items not allocated to segments.

Venezuela operations Prior to the deconsolidation of our Venezuelan subsidiaries effective June 30, 2018, we excluded from our segment results all of our Venezuela operating results, due to the Venezuelan government's restrictions that have prevented us from repatriating funds.  As a result, the Chief Executive Officer, the Company's Chief Operating Decision maker ("CODM"), has assessed segment performance and has made resource decisions by segment excluding Venezuela operating results.

Reorganization and Restructuring
2016 Restructuring
In the fourth quarter of 2016, management implemented restructuring actions across our global business operations and our corporate functions. As a result of these actions, we recognized $18.1 million in related 2016 costs, an additional $17.3 million in 2017 and $11.3 million in the first nine months of 2018. The actions under this program were substantially completed in the third quarter of 2018, with cumulative pretax charges of approximately $46.7 million.
Other Restructurings
Management routinely implements restructuring actions in targeted sections of our business. As a result of these actions, we recognized $4.2 million in the first nine months of 2018, primarily severance costs. For the current restructuring actions, we expect to incur additional costs between $2 and $4 million in future periods.
Due to the unique circumstances around these charges, these management-directed items have not been allocated to segment results and are excluded from non-GAAP results.
Acquisitions and dispositions Certain acquisition and disposition items that are not considered part of the ongoing activities of the business and are special in nature are consistently excluded from non-GAAP results. These items are described below:
2018 Acquisitions and Dispositions

•	Amortization expense for acquisition-related intangible assets was $11.7 million in the first nine months of 2018.

•	Severance costs related to our 2017 acquisitions in Argentina, France and Brazil were $3.7 million in the first nine months of 2018.

•	Transaction costs related to business acquisitions were $5.9 million in the first nine months of 2018.

•	Compensation expense related to the retention of key Dunbar employees was $1.3 million in the third quarter of 2018.
2017 Acquisitions and Dispositions

•	Amortization expense for acquisition-related intangible assets was $8.4 million in 2017.

•	Fourth quarter 2017 gain of $7.8 million related to the sale of real estate in Mexico.

•	Severance costs of $4.0 million related to our 2017 acquisitions in Argentina and Brazil.

•	Transaction costs of $2.6 million related to acquisitions of new businesses in 2017.

•	Currency transaction gains of $1.8 million related to acquisition activity.

Argentina highly inflationary impact Beginning in the third quarter of 2018, we designated Argentina's economy as highly inflationary for accounting purposes. As a result, Argentine peso-denominated monetary assets and liabilities are now remeasured at each balance sheet date to the currency exchange rate then in effect, with currency remeasurement gains and losses recognized in earnings. In addition, nonmonetary assets retain a higher historical basis when the currency is devalued. The higher historical basis results in incremental expense being recognized when the nonmonetary assets are consumed. Currency remeasurement losses were $8.1 million and incremental expense related to nonmonetary assets was $0.2 million in the third quarter of 2018.

Reporting compliance Certain third party costs incurred related to the mitigation of material weaknesses ($1.2 million in the first nine months of 2018) and the implementation and adoption of ASU 2016-02, the new lease accounting standard effective for us January 1, 2019 ($2.2 million in the first nine months of 2018), are excluded from non-GAAP results.

The Brink’s Company and subsidiaries
Non-GAAP Results Reconciled to GAAP (Unaudited)
(In millions, except for percentages and per share amounts)

Non-GAAP results described in this press release are financial measures that are not required by or presented in accordance with U.S. generally accepted accounting principles (“GAAP”). The purpose of the Non-GAAP results is to report financial information from the primary operations of our business by excluding the effects of certain income and expenses that do not reflect the ordinary earnings of our operations. The specific items excluded have not been allocated to segments, are described on page 10 and in more detail in our Form 10-Q, and are reconciled to comparable GAAP measures below. In addition, we refer to non-GAAP constant currency amounts, which represent current period results and forecasts at prior period exchange rates.

Non-GAAP results adjust the quarterly Non-GAAP tax rates so that the Non-GAAP tax rate in each of the quarters is equal to the full-year estimated Non-GAAP tax rate. The full-year Non-GAAP tax rate in both years excludes certain pretax and income tax amounts. Amounts reported for prior periods have been updated in this report to present information consistently for all periods presented.

The 2018 Non-GAAP outlook amounts exclude the year-to-date September 2018 Non-GAAP adjusting items applicable to each category. In addition, we have excluded certain other forecasted Non-GAAP adjusting items for the fourth quarter of the year, such as intangible asset amortization and U.S. retirement plan costs. We have not forecasted the impact of highly inflationary accounting on our Argentina operations in the fourth quarter of 2018 or other potential Non-GAAP adjusting items for which the timing and amounts are currently under review, such as future restructuring actions.  The 2018 Non-GAAP outlook amounts for operating profit, nonoperating expense, provision for income taxes, income from continuing operations, EPS from continuing operations, effective income tax rate and Adjusted EBITDA cannot be reconciled to GAAP without unreasonable effort. We cannot reconcile these amounts to GAAP because we are unable to accurately forecast the impact of highly inflationary accounting on our Argentina operations in the fourth quarter of 2018 or other potential Non-GAAP adjusting items for which the timing and amounts are currently under review, such as future restructuring actions. The impact of highly inflationary accounting and other potential Non-GAAP adjusting items could be significant to our GAAP results.

The Non-GAAP financial measures are intended to provide investors with a supplemental comparison of our operating results and trends for the periods presented. Our management believes these measures are also useful to investors as such measures allow investors to evaluate our performance using the same metrics that our management uses to evaluate past performance and prospects for future performance. We do not consider these items to be reflective of our core operating performance due to the variability of such items from period-to-period in terms of size, nature and significance. Additionally, Non-GAAP results are utilized as performance measures in certain management incentive compensation plans.

Non-GAAP Results Reconciled to GAAP

	YTD '17			YTD '18
	Pre-tax	Tax	Effective tax rate	Pre-tax	Tax	Effective tax rate
Effective Income Tax Rate
GAAP	$123.3	48.1	39.0%	$(10.3)	53.0	(514.6)%
Retirement plans(c)	24.9	9.0		25.0	5.9
Venezuela operations(a)	(13.1)	(11.8)		0.9	(3.9)
Reorganization and Restructuring(a)	16.1	5.5		15.5	5.1
Acquisitions and dispositions(a)	8.9	3.0		30.6	12.1
Prepayment penalty(d)	6.5	2.4		—	—
Interest on Brazil tax claim(e)	4.1	1.4		—	—
Tax on accelerated income(g)	—	—		—	0.3
Argentina highly inflationary impact(a)	—	—		7.8	0.6
Reporting compliance(a)	—	—		3.4	0.8
Loss on deconsolidation of Venezuela operations(h)	—	—		126.7	0.1
Income tax rate adjustment(b)	—	0.7		—	(0.1)
Non-GAAP	$170.7	58.3	34.2%	$199.6	73.9	37.0%

Amounts may not add due to rounding.

(a)
See “Other Items Not Allocated To Segments” on pages 9-10 for details. We do not consider these items to be reflective of our core operating performance due to the variability of such items from period-to-period in terms of size, nature and significance.

(b)
Non-GAAP income from continuing operations and non-GAAP EPS have been adjusted to reflect an effective income tax rate in each interim period equal to the full-year non-GAAP effective income tax rate. The full-year non-GAAP effective tax rate is estimated at 37.0% for 2018 and was 34.2% for 2017.

(c)
Our U.S. retirement plans are frozen and costs related to these plans are excluded from non-GAAP results. Certain non-U.S. operations also have retirement plans. Settlement charges related to these non-U.S. plans are also excluded from non-GAAP results.

(d)	Penalties upon prepayment of Private Placement notes in September 2017 and a term loan in October 2017.

(e)
Related to an unfavorable court ruling in the third quarter of 2017 on a non-income tax claim in Brazil. The court ruled that Brink's must pay interest accruing from the initial claim filing in 1994 to the current date. The principal amount of the claim was approximately $1 million and was recognized in selling, general and administrative expenses in the third quarter of 2017.

(f)
Represents the estimated impact of tax legislation enacted into law in the fourth quarter of 2017.  This primarily relates to the U.S. Tax Reform expense from the remeasurement of our net deferred tax assets.

(g)	The non-GAAP tax rate excludes the 2018 and 2017 foreign tax benefits that resulted from the transaction that accelerated U.S. tax in 2015.

(h)	Effective June 30, 2018, we deconsolidated our investment in Venezuelan subsidiaries and recognized a pretax charge of $126.7 million.

(i)	There is no difference between GAAP and non-GAAP share-based compensation amounts for the periods presented.

(j)
Adjusted EBITDA is defined as non-GAAP income from continuing operations excluding the impact of non-GAAP interest expense, non-GAAP income tax provision, non-GAAP depreciation and amortization and non-GAAP share-based compensation.

(k)
Because we reported a loss from continuing operations on a GAAP basis in the fourth quarter of 2017 and second quarter of 2018, GAAP EPS was calculated using basic shares. However, as we reported income from continuing operations on a non-GAAP basis in the fourth quarter of 2017 and second quarter of 2018, non-GAAP EPS was calculated using diluted shares.

The Brink’s Company and subsidiaries
Non-GAAP Results Reconciled to GAAP (Unaudited) - continued
(In millions, except for percentages and per share amounts)

	2017					2018
	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	3Q	Nine Months

Revenues:
GAAP	$788.4	805.9	849.5	903.2	3,347.0	$879.1	849.7	852.4	2,581.2
Venezuela operations(a)	(48.1)	(46.3)	(20.8)	(38.9)	(154.1)	(25.8)	(25.6)	—	(51.4)
Non-GAAP	$740.3	759.6	828.7	864.3	3,192.9	$853.3	824.1	852.4	2,529.8

Operating profit (loss):
GAAP	$70.9	48.3	66.4	88.3	273.9	$64.8	61.7	67.0	193.5
Venezuela operations(a)	(21.1)	4.5	(2.5)	(1.3)	(20.4)	(3.5)	1.2	—	(2.3)
Reorganization and Restructuring(a)	4.1	5.6	6.4	6.5	22.6	3.7	4.5	7.3	15.5
Acquisitions and dispositions(a)	(0.4)	2.4	6.1	(2.8)	5.3	6.5	7.4	10.7	24.6
Argentina highly inflationary impact(a)	—	—	—	—	—	—	—	8.3	8.3
Reporting compliance(a)	—	—	—	—	—	—	1.4	2.0	3.4
Non-GAAP	$53.5	60.8	76.4	90.7	281.4	$71.5	76.2	95.3	243.0

Operating margin:
GAAP margin	9.0%	6.0%	7.8%	9.8%	8.2%	7.4%	7.3%	7.9%	7.5%

Non-GAAP margin	7.2%	8.0%	9.2%	10.5%	8.8%	8.4%	9.2%	11.2%	9.6%

Interest expense:
GAAP	$(4.8)	(6.0)	(7.7)	(13.7)	(32.2)	$(15.0)	(15.8)	(17.0)	(47.8)
Venezuela operations(a)	—	—	—	0.1	0.1	—	0.1	—	0.1
Acquisitions and dispositions(a)	—	—	0.8	0.3	1.1	0.2	0.2	0.1	0.5
Non-GAAP	$(4.8)	(6.0)	(6.9)	(13.3)	(31.0)	$(14.8)	(15.5)	(16.9)	(47.2)

Loss on deconsolidation of Venezuela operations:
GAAP	$—	—	—	—	—	$—	(126.7)	—	(126.7)
Loss on deconsolidation of Venezuela operations(h)	—	—	—	—	—	—	126.7	—	126.7
Non-GAAP	$—	—	—	—	—	$—	—	—	—

Interest and other income (expense):
GAAP	$(11.2)	(11.4)	(21.2)	(16.4)	(60.2)	$(13.1)	(8.1)	(8.1)	(29.3)
Retirement plans(c)	7.3	8.6	9.0	10.0	34.9	8.8	8.1	8.1	25.0
Venezuela operations(a)	2.9	2.2	0.9	0.8	6.8	1.9	0.9	0.3	3.1
Acquisitions and dispositions(a)	—	—	—	6.3	6.3	2.9	2.4	0.2	5.5
Prepayment penalties(d)	—	—	6.5	1.8	8.3	—	—	—	—
Interest on Brazil tax claim(e)	—	—	4.1	(2.5)	1.6	—	—	—	—
Argentina highly inflationary impact(a)	—	—	—	—	—	—	—	(0.5)	(0.5)
Non-GAAP	$(1.0)	(0.6)	(0.7)	—	(2.3)	$0.5	3.3	—	3.8

Taxes:
GAAP	$14.4	17.3	16.4	109.6	157.7	$11.4	18.6	23.0	53.0
Retirement plans(c)	2.7	3.1	3.2	3.6	12.6	1.9	2.0	2.0	5.9
Venezuela operations(a)	(4.9)	(3.8)	(3.1)	(0.9)	(12.7)	(1.5)	(2.4)	—	(3.9)
Reorganization and Restructuring(a)	1.4	1.9	2.2	2.1	7.6	1.2	1.5	2.4	5.1
Acquisitions and dispositions(a)	0.2	0.3	2.5	1.5	4.5	3.1	6.2	2.8	12.1
Prepayment penalties(d)	—	—	2.4	(2.2)	0.2	—	—	—	—
Interest on Brazil tax claim(e)	—	—	1.4	(0.9)	0.5	—	—	—	—
Tax reform(f)	—	—	—	(86.0)	(86.0)	—	—	—	—
Tax on accelerated income(g)	—	—	—	0.4	0.4	0.5	(0.2)	—	0.3
Argentina highly inflationary impact(a)	—	—	—	—	—	—	—	0.6	0.6
Reporting compliance(a)	—	—	—	—	—	—	0.3	0.5	0.8
Loss on deconsolidation of Venezuela operations(h)	—	—	—	—	—	—	—	0.1	0.1
Income tax rate adjustment(b)	2.5	(0.3)	(1.5)	(0.7)	—	4.6	(2.3)	(2.4)	(0.1)
Non-GAAP	$16.3	18.5	23.5	26.5	84.8	$21.2	23.7	29.0	73.9

Amounts may not add due to rounding.
See page 11 for footnote explanations.

	2017					2018
	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	3Q	Nine Months

Noncontrolling interests:
GAAP	$5.8	(0.7)	1.2	0.6	6.9	$3.2	0.3	1.4	4.9
Venezuela operations(a)	(4.9)	2.2	0.6	0.5	(1.6)	(0.6)	1.6	—	1.0
Reorganization and Restructuring(a)	0.3	0.1	0.2	0.2	0.8	—	(0.1)	—	(0.1)
Income tax rate adjustment(b)	0.2	—	(0.2)	—	—	(0.4)	(0.1)	0.6	0.1
Non-GAAP	$1.4	1.6	1.8	1.3	6.1	$2.2	1.7	2.0	5.9

Income (loss) from continuing operations attributable to Brink's:
GAAP	$34.7	14.3	19.9	(52.0)	16.9	$22.1	(107.8)	17.5	(68.2)
Retirement plans(c)	4.6	5.5	5.8	6.4	22.3	6.9	6.1	6.1	19.1
Venezuela operations(a)	(8.4)	8.3	0.9	—	0.8	0.5	3.0	0.3	3.8
Reorganization and Restructuring(a)	2.4	3.6	4.0	4.2	14.2	2.5	3.1	4.9	10.5
Acquisitions and dispositions(a)	(0.6)	2.1	4.4	2.3	8.2	6.5	3.8	8.2	18.5
Prepayment penalties(d)	—	—	4.1	4.0	8.1	—	—	—	—
Interest on Brazil tax claim(e)	—	—	2.7	(1.6)	1.1	—	—	—	—
Tax reform(f)	—	—	—	86.0	86.0	—	—	—	—
Tax on accelerated income(g)	—	—	—	(0.4)	(0.4)	(0.5)	0.2	—	(0.3)
Argentina highly inflationary impact(a)	—	—	—	—	—	—	—	7.2	7.2
Reporting compliance(a)	—	—	—	—	—	—	1.1	1.5	2.6
Loss on deconsolidation of Venezuela operations(h)	—	—	—	—	—	—	126.7	(0.1)	126.6
Income tax rate adjustment(b)	(2.7)	0.3	1.7	0.7	—	(4.2)	2.4	1.8	—
Non-GAAP	$30.0	34.1	43.5	49.6	157.2	$33.8	38.6	47.4	119.8

Adjusted EBITDA(j):
Net income (loss) attributable to Brink's - GAAP	$34.7	14.2	19.9	(52.1)	16.7	$22.3	(107.9)	17.4	(68.2)
Interest expense - GAAP	4.8	6.0	7.7	13.7	32.2	15.0	15.8	17.0	47.8
Income tax provision - GAAP	14.4	17.3	16.4	109.6	157.7	11.4	18.6	23.0	53.0
Depreciation and amortization - GAAP	33.9	34.6	37.9	40.2	146.6	38.8	39.1	41.6	119.5
EBITDA	$87.8	72.1	81.9	111.4	353.2	$87.5	(34.4)	99.0	152.1
Discontinued operations - GAAP	—	0.1	—	0.1	0.2	(0.2)	0.1	0.1	—
Retirement plans(c)	7.3	8.6	9.0	10.0	34.9	8.8	8.1	8.1	25.0
Venezuela operations(a)	(13.7)	4.1	(2.6)	(1.5)	(13.7)	(1.5)	(0.1)	0.3	(1.3)
Reorganization and Restructuring(a)	2.9	4.9	5.7	6.1	19.6	2.5	4.4	6.9	13.8
Acquisitions and dispositions(a)	(1.0)	1.3	3.4	(0.5)	3.2	5.6	6.4	6.4	18.4
Prepayment penalties(d)	—	—	6.5	1.8	8.3	—	—	—	—
Interest on Brazil tax claim(e)	—	—	4.1	(2.5)	1.6	—	—	—	—
Argentina highly inflationary impact(a)	—	—	—	—	—	—	—	7.8	7.8
Reporting compliance(a)	—	—	—	—	—	—	1.4	2.0	3.4
Loss on deconsolidation of Venezuela operations(h)	—	—	—	—	—	—	126.7	—	126.7
Income tax rate adjustment(b)	(0.2)	—	0.2	—	—	0.4	0.1	(0.6)	(0.1)
Share-based compensation(i)	4.5	4.0	4.0	5.2	17.7	6.8	5.7	6.3	18.8
Adjusted EBITDA	$87.6	95.1	112.2	130.1	425.0	$109.9	118.4	136.3	364.6

Amounts may not add due to rounding.
See page 11 for footnote explanations.

	2017					2018
	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	3Q	Nine Months

EPS:
GAAP	$0.67	0.28	0.38	(1.02)	0.33	$0.42	(2.11)	0.34	(1.34)
Retirement plans(c)	0.09	0.11	0.11	0.12	0.43	0.13	0.12	0.12	0.37
Venezuela operations(a)	(0.16)	0.15	0.02	—	0.02	0.01	0.06	0.01	0.07
Reorganization and Restructuring costs(a)	0.04	0.07	0.08	0.08	0.27	0.05	0.06	0.09	0.20
Acquisitions and dispositions(a)	(0.01)	0.04	0.09	0.05	0.16	0.12	0.07	0.16	0.36
Prepayment penalties(d)	—	—	0.08	0.08	0.16	—	—	—	—
Interest on Brazil tax claim(e)	—	—	0.05	(0.03)	0.02	—	—	—	—
Tax reform(f)	—	—	—	1.65	1.66	—	—	—	—
Tax on accelerated income(g)	—	—	—	(0.01)	(0.01)	(0.01)	—	—	(0.01)
Argentina highly inflationary impact(a)	—	—	—	—	—	—	—	0.14	0.14
Reporting compliance(a)	—	—	—	—	—	—	0.02	0.03	0.05
Loss on deconsolidation of Venezuela operations(h)	—	—	—	—	—	—	2.43	—	2.43
Income tax rate adjustment(b)	(0.05)	0.01	0.03	0.01	—	(0.08)	0.05	0.03	—
Share adjustment(k)	—	—	—	0.02	—	—	0.04	—	0.03
Non-GAAP	$0.58	0.66	0.84	0.95	3.03	$0.65	0.74	0.91	2.30

Depreciation and Amortization:
GAAP	$33.9	34.6	37.9	40.2	146.6	$38.8	39.1	41.6	119.5
Venezuela operations(a)	(0.4)	(0.4)	(0.4)	(0.5)	(1.7)	(0.5)	(0.6)	—	(1.1)
Reorganization and Restructuring costs(a)	(0.9)	(0.6)	(0.5)	(0.2)	(2.2)	(1.2)	(0.2)	(0.4)	(1.8)
Acquisitions and dispositions(a)	(0.6)	(1.1)	(2.7)	(4.0)	(8.4)	(3.8)	(3.4)	(4.5)	(11.7)
Non-GAAP	$32.0	32.5	34.3	35.5	134.3	$33.3	34.9	36.7	104.9

Amounts may not add due to rounding.
See page 11 for footnote explanations.